Exhibit n.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 30, 2006, except for Note 16, as to which the date is March 6, 2006, in the Post-Effective Amendment No. 5 to the Registration Statement (Form N-2 No. 333-126604) and related Prospectus of Hercules Technology Growth Capital, Inc.

/s/ Ernst & Young LLP

San Francisco, California

June 2, 2006